Exhibit 10.54

From: Howard Tytel	SFX Entertainment, Inc.
Direct Phone: +1 646 561 6385	430 Park Avenue
Email: Howard@sfxii.com	New York, NY 10022

July 17, 2013

Tangent Capital Partners LLC

500 Fifth Avenue

44th Floor

New York, NY 10036

Gentlemen:

This letter, when countersigned by you, will amend that certain letter agreement dated December 31, 2012 (the “December 2012 Agreement”) between Tangent Capital Partners LLC (“Tangent”) and SFX Holding Corporation, now known as SFX Entertainment, Inc. (“SFX”), whereby Tangent agreed to provide certain services in exchange for a transaction fee of $1.5 million (the “Transaction Fee”).  Defined terms used in this letter agreement and not defined in this letter agreement shall have the meanings ascribed to them in the December 2012 Agreement.

Tangent acknowledges the receipt of the following amounts, totaling $1,008,750, in payment of portions of the Transaction Fee in connection with the transaction described:

(i)                                     on February 27, 2013, SFX paid Tangent $150,000 in consideration for services provided by Tangent in connection with the investment in SFX by WPP;

(ii)                                  on March, 28, 2013, SFX paid Tangent $671,250 in consideration for services provided by Tangent in connection with the initial draw of $49.5 million under the Credit Agreement among SFX Intermediate Holdco II, LLC, SFX Intermediate Holdco I LLC, Barclays Bank PLC, and UBS Securities LLC, dated March 15, 2013 (the “Credit Agreement”);

(iii)                               on May 9, 2013, SFX paid Tangent $75,000 in consideration for services provided by Tangent related to the investment in SFX by Insight; and

(iv)                              SFX is currently processing a payment to Tangent in the amount of $112,500 in consideration for services provided by Tangent related to Amendment No. 1 and Consent to Credit Agreement, dated May 22, 2013.

SFX shall pay Tangent the following amounts no later than September 30, 2013, which constitute the balance of the Transaction Fee as of July 17, 2013 (the “Balance”):

(i)                                     in consideration for the services provided by Tangent related to the Credit Agreement between SFX Intermediate Holdco II, LLC, SFX Intermediate Holdco I LLC, Barclays Bank PLC, and UBS Securities LLC, dated March 15, 2013, as amended, a fee in the amount of $341,250.00; and

(ii)                                  in consideration for the services provided by Tangent in connection with an initial public offering of SFX, and conditioned upon the completion of such offering, a fee in the amount of $150,000.00.

Upon the payment of the Balance, the parties shall have no further obligation to each other.

If the above terms are acceptable to you, please sign and return one (1) copy of this letter agreement.

Very truly yours,

SFX ENTERTAINMENT, INC.

		By:	/s/ Richard Rosenstein
		Name:	Richard Rosenstein
		Title:	CFO
Accepted and Agreed to this day of July, 2013:

TANGENT CAPITAL PARTNERS LLC

By:	/s/ Robert E. Rice
Name:	Robert E. Rice
Title:	Managing Partner and CEO